UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 30, 2008

(Date of report)

CARACO PHARMACEUTICAL LABORATORIES, LTD.

(Exact name of registrant as specified in its charter)

Michigan	0-24676	38-2505723
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

1150 Elijah McCoy Drive, Detroit, Michigan 48202

(Address of principal executive offices)

(313) 871-8400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On September 30, 2008, a new labor agreement was executed by Caraco and Local 3, Service Employees International Union, CTW (the “Agreement”). This Agreement, which covers all full and regular part-time packing equipment operators and production equipment operators at all of Caraco’s facilities, is effective for the period September 22, 2008 through September 21, 2012. The Agreement covers approximately 400 of Caraco’s employees out of a total of approximately 600 full time and contract employees. The Agreement contains provisions and conditions that are customary in collective bargaining agreements of this type, including, among other things, wages, hours and work schedules, management rights, seniority, termination and benefits provisions, vacations and holidays, and health and safety. The benefits package remains substantially the same as the previous labor agreement, and wages have generally been increased by approximately 4.0% above current rates. Wage increases of 35 cents per year will occur thereafter on April 1, 2009, 2010, 2011 and 2012. A press release announcing the Agreement is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

c)	Exhibits.

Exhibit No.	Description

99.1    Press release dated October 2, 2008 announcing the labor agreement between Caraco and Local 3, Service Employees International Union, CTW.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARACO PHARMACEUTICAL LABORATORIES, LTD.

Date: October 2, 2008	By:	/s/ Daniel H. Movens Daniel H. Movens Chief Executive Officer

Exhibit Index

99.1    Press release dated October 2, 2008 announcing the labor agreement between Caraco and Local 3, Service Employees International Union, CTW.

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